Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We acknowledge the incorporation by reference in the Registration Statement on Form S-4 of Simmons First National Corporation of our report dated May 9, 2014, included with the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/BKD, LLP

Pine Bluff, Arkansas

July 29, 2014